As filed with the Securities and Exchange Commission on November 22, 2021

Registration No. 333-228265

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SF-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ally Auto Assets LLC

(Depositor)

(Exact name of registrant as specified in its charter)

Delaware	27-0789648	333—228265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Commission File Number of depositor)

0001477336	0001601846	Ally Bank
(Central Index Key Number of depositor)	(Central Index Key Number of sponsor)	(Exact name of sponsor as specified in its charter)

Ally Auto Assets LLC Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801 (866-710-4623)	Ryan C. Farris, President Ally Auto Assets LLC Ally Detroit Center 500 Woodward Ave, Floor 20 Detroit, Michigan 48226 (866-710-4623)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With A Copy To:

Elizabeth A. Raymond Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312-782-0600)	Richard V. Kent, Esq. General Counsel Ally Auto Assets LLC Ally Detroit Center 500 Woodward Ave, Floor 10 Detroit, Michigan 48226 (866-710-4623)	Robert Moyle Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, New York 10019 (212-506-5000)

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

If any of the securities being registered on this Form SF-3 are to be offered pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form SF-3 is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form SF-3 is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Asset Backed Securities	(2) $7,225,781,014.02 (3)(4)	100%	(2) $7,225,781,014.02 (3)(4)	(2) $669,829.90 (3)(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

On June 9, 2015, the Registrant previously filed a registration statement on Form SF-3 (Registration No. 333-204844) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission, which was declared effective on November 9, 2015. As of the date of filing of the Registration Statement, there were $11,644,360,297.91 of unsold Asset-Backed Securities under the Prior Registration Statement. The Registrant previously paid registration fees of $1,172,587.08 in connection with such unsold Asset-Backed Securities. Pursuant to Rule 415(a)(6) of the Securities Act, the Registrant included in the Registration Statement such $11,644,360,297.91 of unsold Asset-Backed Securities. As of the date of filing of this Post-Effective Amendment No. 1, there are $9,155,260,297.91 of unsold Asset-Backed Securities under the Registration Statement. As of the date of filing of this Post-Effective Amendment No. 1, the amount of previously paid registration fees in connection with such unsold Asset-Backed Securities available under the Registration Statement is $921,934.71.

(3)

The Registrant is filing this Post-Effective Amendment No. 1 to specify that it is registering an additional $7,225,781,014.02 of Asset-Backed Securities under this Registration Statement. The entire registration fee for these additional Asset-Backed Securities is being offset pursuant to Rule 457(p) of the Securities Act, by registration fees paid in connection with the following unsold Asset-Backed Securities:

(a)

$4,576,166,000 of unsold Asset-Backed Securities from Form S-3 Registration Statement filed by the Registrant on August 25, 2015 (as amended, the “Auto Lease Registration Statement”). The Registration Number for the Auto Lease Registration Statement is 333-206571-01. The Registrant previously paid registration fees of $524,428.62 for such unsold Asset-Backed Securities.

(b)

$4,736,198,000 of unsold Asset-Backed Securities from Form SF-3 Registration Statement filed by Capital Auto Receivables LLC (“CAR LLC”), an affiliate of the Registrant, on November 17, 2015 (as amended, the “CARAT Registration Statement”). The Registration Number for the CARAT Registration Statement is 333-208079. CAR LLC previously paid registration fees of $145,401.28 for such unsold Asset-Backed Securities.

(4)

The aggregate amount of Asset-Backed Securities registered under this Registration Statement is $16,381,041,311.93, which is the sum of (a) the amount of unsold Asset-Backed Securities referred to in clause (2) above and (b) the amount of additional registered Asset-Backed Securities referred to in clause (3) above. The amount of previously paid registration fees in connection with such unsold Asset-Backed Securities referred to in clause (a) is $921,934.71. The amount of registration fees in connection with the registration of additional Asset-Backed securities referred to in clause (b) is $669,829.90, which is the sum of the previously-paid registration fees referred to in clause (3) above.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 amends the Registration Statement, which was filed with the Securities and Exchange Commission on November 8, 2018 and declared effective on February 22, 2019, and is being filed for the purpose of updating the “Calculation of Registration Fee” above by (i) including in such calculation the previously paid filing fees in connection with unsold Asset-Backed Securities under the Registrant’s Lease Registration Statement and the Registrant’s affiliates’ CARAT Registration Statement and (ii) removing from such calculation the unspecified additional amount of Asset-Backed Securities previously registered in accordance with Rule 456(c) and Rule 457(s) of the Securities Act of 1933.

Other than as discussed above, this Post-Effective Amendment No. 1 does not update or amend any other information as originally filed on the Registration Statement and does not otherwise reflect events occurring after the effective date of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 should be read in conjunction with the Registration Statement and with other filings made by the Registrant with the Securities and Exchange Commission subsequent to the filing of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 12.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the offering of the term notes, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee	$—
Printing and engraving costs	$600,000
Legal fees	$1,500,000
Trustee fees and expenses	$400,000
Accountant’s fees	$1,800,000
Rating Agencies’ fees	$5,000,000
Miscellaneous expenses	$500,000

Total	$9,800,000

ITEM 13.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Second Amended and Restated Limited Liability Company Agreement of Ally Auto Assets LLC provides that Ally Auto Assets LLC will indemnify any member, any director and any officer for any and all costs, losses, liabilities and damages paid or accrued by any member, any director and any officer in connection with the business of Ally Auto Assets LLC to the fullest extent provided or allowed by the laws of the State of Delaware. In addition, Ally Auto Assets LLC may indemnify any of its employees or agents. Ally Auto Assets LLC may, as determined by its board, advance costs of defense for any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator or governmental agency may enter a judgment, order, decree or other determination, to any member, any director, any officer, any employee or any agent on receipt of an undertaking (which need not be secured) by or on behalf of any member, any director, any officer, employee or agent to repay such amount if it is ultimately finally determined by a court of competent jurisdiction and not subject to appeal, that any member, any director, any officer, employee or agent, respectively, is not entitled to be indemnified by Ally Auto Assets LLC pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to standard restrictions, if any, as are set forth in its limited liability company agreement.

ITEM 14.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 15.	UNDERTAKINGS.

(a) As to Rule 415:

The undersigned registrant on Form SF-3 hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b)) that is part of this registration statement; provided, further, however, that clauses (a)(1)(i) and (a)(1)(ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) If the registrant is relying on Rule 430D (§230.430D):

(A)

Each prospectus filed by the registrant pursuant to §§230.424(b)(3) and (h) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)

Each prospectus required to be filed pursuant to §230.424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430D relating to an offering made pursuant to §230.415(a)(1)(vii) or (a)(1)(xii) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in §230.430D, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) If the registrant is relying on §230.430D, with respect to any offering of securities registered on Form SF-3 (§239.45), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with §230.424(h) and §230.430D.

(b) As to documents subsequently filed that are incorporated by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 13 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) As to Rule 430A:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(f) As to filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties:

The undersigned registrant hereby undertakes:

That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Index	Description

1.1	Form of Underwriting Agreement for the Notes.*

3.1	Second Amended and Restated Limited Liability Company Agreement entered into by the Registrant on November 7, 2018.*

4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee.*

4.2	Form of Pooling Agreement between Ally Bank and the Depositor.*

4.3	Form of Trust Agreement between the Depositor and the Owner Trustee.*

5.1	Opinion of Mayer Brown LLP with respect to legality of notes.*

8.1	Opinion of Mayer Brown LLP with respect to tax matters of notes.*

23.1	Consent of Mayer Brown LLP (to be included as part of Exhibits 5.1 and 8.1 ).*

24.1	Power of Attorney.*

24.2	Certified Copy of Resolutions authorizing Power of Attorney.*

25.1	Statement of Eligibility of the Indenture Trustee for the notes.**

36.1	Form of Depositor Certification for shelf offerings of asset-backed securities.*

99.1	Form of Trust Sale Agreement between the Issuing Entity and the Depositor.*

99.2	Form of Servicing Agreement among the Issuing Entity, the Depositor and the Servicer.*

99.3	Form of Custodian Agreement between the Custodian and the Depositor.*

99.4	Form of Administration Agreement among the Servicer, the Issuing Entity and the Indenture Trustee.*

99.5	Form of Asset Representations Review Agreement among the Asset Representations Reviewer, Ally Bank and the Issuing Entity.*

102.1	Form ABS-EE (asset-level data file).***

103.1	Asset Related Documents ***

106.1	Static Pool PDF ***

*	Previously filed.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
***	To be incorporated by reference from the Form ABS-EE for such offering on file at the time of the Rule 424(h) or Rule 424(b) filing, as applicable, for such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SF-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 22nd day of November 2021.

ALLY AUTO ASSETS LLC

/s/ Ryan C. Farris
Name:	Ryan C. Farris
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed on November 22, 2021 by the following persons in the capacities indicated.

Signature	Title

* Ryan C. Farris	President and Director (Principal Executive Officer)

* Niraj V. Kapadia	Vice President and Director (Principal Financial Officer)

/s/ Elliot Kahan Elliot Kahan	Vice President and Director

* Christopher D. Weiss	Vice President and Director

/s/ Daniel J. Soltys Daniel J. Soltys	Vice President and Director

* Richard E. Damman	Director

* Matthew Y. Loucks	Controller (Principal Accounting Officer)

*By:	/s/ Richard V. Kent
Name: Richard V. Kent
Title: Attorney-in-Fact

*

The undersigned, by signing his name hereto, does hereby sign this Post-Effective Amendment No. 1 on behalf of the above-indicated officer or director of the registrant pursuant to the Power of Attorney signed by such officer or director.